Agreement Authorizing The Huntington National Bank

to act as Lender’s Agent in Lending Securities

This Agreement is made this 28th day of February, 2011, (the “Agreement”) between The Huntington National Bank in its individual capacity (hereinafter sometimes referred to as “Lender’s Agent”) and Catalyst Funds, (hereafter referred to as “Lender”), sets out the terms under which Lender’s Agent is authorized to act in its capacity as agent for Lender in connection with loans on securities held in accounts of Lender identified to Lender’s Agent by Lender.

1.

Securities Lending Agreements; Loans of Securities Thereunder; Other Definitions.

(a)

Lender hereby authorizes and appoints Lender’s Agent, as agent for Lender, to enter into and perform a securities loan agreement with any one or more of the Borrowers listed on Annex A hereto (as such Annex may be amended from time to time, in writing).  Lender hereby authorizes Lender’s Agent to revise, without notice to the Lender, the terms of any Securities Lending Agreement with any Borrower as Lender’s Agent deems necessary or appropriate, in its discretion, for the effectuation of any transaction contemplated hereby or thereby.  Lender’s Agent shall upon request, but no more frequently than annually, provide a summary of any material changes made to the Securities Lending Agreement with Borrowers.  Lender agrees to be bound by the terms of the Securities Lending Agreement entered into by Lender’s Agent with Borrowers with respect to the Lender’s participation in the securities lending program hereunder as though the Lender were itself a party to all of such agreements.  The Lender specifically approves such form of agreement and agrees, upon request, to promptly furnish or cause to be furnished to Lender’s Agent. the Lender’s financial statements to enable Lender’s Agent. to comply with any request therefor by any Borrower in connection with the consummation of any Securities Lending Agreement transaction.  Lender’s Agent shall negotiate, on behalf of the Lender, with each Borrower all terms of a securities Loan, including the amounts or fees to be received or paid pursuant to the applicable Securities Lending Agreement.  Lender’s Agent may prepare a transactional confirmation with respect to each Loan affected pursuant to an Securities Lending Agreement, setting forth the securities borrowed and the material terms of such Loan, and may transmit the same to the Borrower in accordance with such Securities Lending Agreement.  The Lender understands and agrees that the identity of the Lender will be disclosed by Lender’s Agent to the Borrower. Lender’s Agent shall have the right to decline to make any loans of securities under any Securities Lending Agreement and to discontinue lending under any Securities Lending Agreement in its discretion and without prior notice to Lender. Lender’s Agent shall be acting solely as agent of Lender and not as principal with respect to any Loan transaction hereunder, and shall fully disclose to any Borrower such arrangement. Without limiting the foregoing, the Lender furthermore authorizes and empowers Lender’s Agent to execute on behalf of Lender all other agreements, documents or instruments as may be reasonably necessary or appropriate in Lender’s Agent’s judgment to carry out the purposes of this Agreement. It is further agreed that Lender’s Agent is authorized to supply any information regarding Lender and any loan of securities effected pursuant to the Securities Lending Agreement that is required by this Agreement, the Securities Lending Agreement or applicable law.

2.           Selection and Delivery of Loan Securities; Receipt of Collateral.

(a) Lender’s Agent may, as more fully provided below:

(i)

from time to time deliver and transfer to the Borrower named in any Securities Lending Agreement such securities held in Lender’s account as Lender’s Agent may, in its discretion select, it being understood that in each case Lender’s Agent will give prompt notice thereof to the Lender or such other party as Lender may designate; and

(ii)

receive from the Borrower, such Collateral as Lender’s Agent may require having a market value in an amount at least equal to the Margin Percentage (as referred to in Master Securities Loan Agreement, paragraph 25.37) of the market value of the securities so loaned to such Borrower.

(b) Lender’s Agent. is authorized in its discretion to terminate any securities Loan entered into with a Borrower without prior notice to the Lender, subject to the conditions of the relevant Securities Lending Agreement.  The Lender may itself instruct Lender’s Agent. to terminate any loan on any date, subject to the conditions of the relevant Securities Lending Agreement, and Lender’s Agent. agrees to comply with any such instruction.

(c) Lender agrees and acknowledges that,(i) pursuant to the Securities Lending Agreement, Lender’s Agent may substitute Collateral from time to time which is of a type permitted thereunder during the term of any Loan so long as the margin in respect of such Loan continues to be satisfied at the time of such substitution, and (ii) that with respect to Loaned Securities which are out on loan over the applicable record date for such action, unless otherwise agreed hereto, it will not be entitled to participate in any dividend reinvestment program, (ii) receive stock in an option cash/stock dividend plan,, or (iii) vote any proxies.

3.

Obligation of Lender’s Agent to Deliver Distributions on and Return Loaned Securities.

(a)

Whether or not the Borrower under any Securities Lending Agreement pays and delivers Distributions on Loaned Securities (or the equivalent of such Distributions) as provided in such Securities Lending Agreement, Lender’s Agent agrees to obtain and deliver the same to Lender.

(b)

Lender’s Agent will credit Lender with all Loan Fees actually received by Lender’s Agent from the Borrower for the account of Lender pursuant to Section 5 of any Securities Lending Agreement.

(c)

Lender’s Agent will, and is hereby exclusively authorized, (i) to hold and dispose of all securities pledged under each Securities Lending Agreement in accordance with the provisions of Section 13.1(b) of such Securities Lending Agreement and (ii) to make all drawings permitted by all letters of credit, if any, held under each Securities Lending Agreement and apply the proceeds thereof in accordance with the provisions of Section 13.1(c) of such Agreement, to the satisfaction of Borrower’s liabilities thereunder.

(d)

Upon termination of a Loan or Loans pursuant to Section 6 of any Securities Lending Agreement, Lender’s Agent agrees to notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such securities is terminated and that such securities are to be returned within the time specified by the applicable Securities Lending Agreement and transfer or pay to Lender, in good deliverable form, certificates for all the Loaned Securities under such Loan as of the time of such termination (or certificates for identical or equivalent securities) and any Distribution (or the equivalent thereof) which would have been delivered to Lender on or with respect to such Loaned Securities if they had not become Loaned Securities and which is not otherwise so delivered.   Such transfer and any such payment shall be made as soon as practicable after such termination and the making of payment due Lender’s Agent under the Securities Lending Agreement, provided further, however, that Lender acknowledges that, under the applicable Securities Lending Agreement, such Borrower will not be required to return Loaned Securities immediately upon receipt of notice from Lender’s Agent terminating the applicable Loan, but instead will be required to return such Loaned Securities within such period of time required in such Securities Lending Agreement. Lender further agrees and acknowledges Lender’s obligation to provide notification to Lender’s Agent of any sale of securities which are out on loan by the close of business, in the principal market therefor, on trade date of such sale.

(e)

All incremental transaction costs, overdraft collection expenses, damages, liabilities or other claims incurred by Lender as a result of the failure of Lender’s Agent to secure the timely return of Loaned Securities pursuant to any Securities Lending Agreement effected pursuant hereto shall be borne by Lender’s Agent provided that such costs, expenses, damages, liabilities or claims are not the result of Lender’s failure to give timely notice to Lender’s Agent regarding a pending trade or capital change involving the Loaned Security.

4.

Indemnification and Subrogation.

(a)

If the Borrower in respect of any loan of securities effected pursuant hereto causes a Default under Section 12 of any Securities Lending Agreement and the Borrower has failed to transfer amounts in respect of a distribution (a “Distribution”) with respect to some or all of the Loaned Securities, then Lender’s Agent shall at its expense (subject to Paragraph 4. (c) hereof) as soon as practicable after the Due Date, undertake the following: (i) with respect to Distributions in the form of cash, Lender’s Agent shall credit to Lender’s account the full amount of such Distributions and (ii) with respect to Distributions in the form of securities, Lender’s Agent shall, at its option, either purchase replacement securities (of an equal amount of the same issue, class, type or series as the Distribution on the Due Date) or credit Lender’s account with the market value.

(b)

If the Borrower in respect of any loan of securities effected pursuant hereto causes a Default under Section 12 of any Securities Lending Agreement with respect to some or all of the Loaned Securities by not returning such Loaned Securities to Lender’s Agent for Lender’s account when due (the “Return Date”) in accordance with such Securities Lending Agreement, then Lender’s Agent shall, at its option and its expense (subject to Paragraph 4. (c) hereof), as described in Paragraph 3 hereof, either purchase replacement securities (of an equal amount of the same issue, class, type or series as the Loaned Securities) on the principal market in which such securities are traded or credit Lender’s account with the market value of such Loaned Securities on the Return Date.

(c)

If, as the result of the occurrence of any event as specified in paragraph (a) or (b) above, Lender’s Agent effects any purchase of securities for, or credit to, Lender’s account in respect of a loan of securities, Lender agrees that Lender’s Agent shall be subrogated to, and Lender shall assign and be deemed to have assigned to Lender’s Agent, all of Lender’s rights in, to and against the Borrower (and any guarantor thereof) in respect of such loan, any Collateral pledged by the Borrower in respect of such loan (including any letters of credit and the issuers thereof), the Distributions (in the case of Paragraph (a) above), and all proceeds of such Collateral and such Distributions, and contemporaneous with Lender’s Agent effecting any purchase of securities for, or credit to, Lender’s account, as aforesaid, Lender agrees that Lender’s Agent shall have the right, among other things to sell, dispose or otherwise liquidate in any manner deemed reasonable by Lender’s Agent any or all of such Collateral (including drawing upon any such letter of credit); provided further, however, if the value of the Collateral is less than the purchase cost of such replacement securities and/or the amount to be credited to Lender’s account, as aforesaid (including credit for any Distributions in the case of paragraph 9a) above), Lender shall be responsible for such shortfall if such shortfall is the result of the diminution in the collateral value of the Collateral due to the reinvestment risk borne by the Lender pursuant to this Agreement  Furthermore, In the event that Lender receives or is credited with any payment, benefit or value from or on behalf of the Borrower in respect of rights to which Lender’s Agent is subrogated as provided herein, Lender agrees to remit promptly or pay the same to Lender’s Agent.

5.

Marks to Market. Lender’s Agent to price each loaned security  daily using the closing valuation as of the prior business day.  The Lender’s Agent shall use a pricing service to obtain market valuation.  If the market value of the given collateral falls below 100% of the market value of the loaned security plus accrued interest, the Lender’s Agent shall request additional collateral from the Borrower to bring the collateralization back to 102% for any domestic government or agency securities loaned. For any approved, domestic non-government or agency securities loaned, if the market value of the collateral falls below 102% plus accrued interest of the Loaned Securities, the Lender’s Agent shall request additional collateral from the Borrowers to bring the collateralization back to 102%. Lenders Agent shall exercise the rights afforded to Lender under Section 9 of the Securities Lending Agreement.

6.

Investment and Disposition of Collateral.

(a)

Lender irrevocably gives Lender’s Agent exclusive authority and full discretion to take or refrain from taking any and all action which Lender, Lender’s Agent, or any other agent of Lender might take under or with respect to any Securities Lending Agreement or any subject matter of such Agreement, except that Lender’s Agent agrees to give any notice of termination pursuant to Section 6 of such Agreement which Lender requests Lender’s Agent to give.

(b)

Cash Collateral may be invested by Lender’s Agent, in the sole discretion of Lender’s Agent, in any one or more of the types of investments set out in Annex B hereto.  Any such investment shall be at the sole direction and risk of the Lender.  Any income or gains and losses from investing and reinvesting any cash Collateral delivered by an Borrower pursuant to an Securities Lending Agreement shall be at Lender’s risk, and Lender agrees that to the extent any such losses reduce the amount of cash below the amount required to be returned to a Borrower upon the termination of any Loan, Lender will, on demand of Lender’s Agent immediately pay or cause to be paid to such Borrower an equivalent amount in cash. Lender understands and agrees that (i) Lender’s Agent shall not provide investment advice or exercise any decision-making authority or control with respect to the investment of cash Collateral, and (ii) any investment of cash Collateral may only be effected upon Lender’s instruction to Lender’s Agent.

(c)

Lender’s Agent agrees to give Lender notice as promptly as practicable of any termination of all Loans pursuant to any Securities Lending Agreement.

7.

Payment of Fees.  In addition to the authority given Lender’s Agent in paragraph 3(c) above, Lender’s Agent is authorized to pay on behalf of Lender any Cash Collateral Fees due to the Borrower under Section 5 of any Securities Lending Agreement.

8.

Lender’s Agent’s Compensation.  On or before the fifteenth (15th) Business Day of each calendar month, Lender shall pay Lender’s Agent as compensation for its services for such prior month hereunder a fee calculated as set out in Annex C hereto.

9.

Lien on Lender’s Collateral.  If Lender should fail to make any payment due Lender’s Agent under this Agreement, including, without limitation, Paragraph 8 hereof, Lender’s Agent shall have as security for such payment a continuing security interest in, and a lien on, the Collateral of Lender and the proceeds thereof in the amount of any outstanding unpaid payment and for including reimbursement  to Lender’s Agent of any payment made under this Agreement in advance of the receipt of good funds, and/or reversal of earnings paid to Lender with respect to a Loan if the securities are sold by Lender and any applicable corporate action entitlements are owed to the purchaser, for account of Lender, as the case may be, in respect of any Loan hereunder; and Lender’s Agent shall have with respect thereto all of the rights and remedies of a secured party under the Ohio Uniform Commercial Code.

10.

Compliance with Regulation U; Form U-1.  If requested by Lender’s Agent, Lender shall furnish a Federal Reserve Form U-1, properly completed and conforming to the requirements of such Regulation U, relating to the use of the Collateral.

11.

Lender’s Agent as Creditor, etc.  Lender’s Agent may, through its commercial, trust or other departments be a creditor for its own account, or represent in a fiduciary or any other capacity, any Borrower, any other broker-dealer, or any other creditors or customers of any of the foregoing.

12.

Reports.  Lender’s Agent shall provide to Lender such reports regarding its securities lending activities on behalf of Lender, as Lender shall reasonably request.

13.

Definitions.  For the purposes hereof.

“Borrower” shall mean a broker-dealer listed in Annex A hereto (as such Annex may be amended from time to time by Lender’s Agent) which has entered into a Securities Lending Agreement with Lender’s Agent.

“Distribution” shall mean all dividends and other distributions made on or with respect to any Loaned Securities, or any securities which, at the time of such dividend or distribution, constitute Collateral, under a Securities Lending Agreement, including cash, stock or property dividends or distributions, securities received as a result of split-ups of Loaned Securities and distributions in respect thereof, interest payments and subscription rights and, if a record date is established for any such dividend or distribution on any Loaned Security and the certificate for such Loaned Security (or an identical security) has been delivered and returned under such Securities Lending Agreement under circumstances whereby Lender’s Agent or its nominee does not become the record holder of such certificate as of such record date, all dividend and distributions that Lender’s Agent would have received if it had been such record holder.

             “Due Date” shall mean the date on which a trade in the Loaned Security which is the subject of a loan would ordinarily settle.

“Lender” shall mean each of the separate subsidiaries and affiliates of Catalyst Funds listed in Appendix A, and such additional entities as may be agreed upon in writing from time to time.  Each entity is deemed to be a separate Lender for purposes of this Agreement.

“Lender’s Agent” shall mean The Huntington National Bank, in its capacity as agent for Lender.  Whether or not expressly provided in a Securities Lending Agreement, all rights and powers of Lender provided for therein or by law with respect to any part of such Securities Lending Agreement may be exercised by The Huntington National Bank as such Lender’s Agent.

14.

Termination.

(a)

This Agreement may be terminated at any time by either party hereto by delivering to the other party not later than 10:00 a.m. on any Business Day at least five Business Days’ prior written notice of termination.  If any such notice of termination is delivered, Lender’s Agent agrees to give the Borrower under each Securities Lending Agreement notice terminating such Agreement with respect to Lender at the same time this Agreement will terminate.  The sole effect of any termination shall be that Lender’s Agent will make no further Loans on behalf of Lender under any Securities Lending Agreement, and this Agreement will continue in full force and effect in all other respects.

(b)

Lender’s Agent agrees to give notice as promptly as practicable to Lender if, other than pursuant to the request of Lender, Lender’s Agent gives, or if Lender’s Agent receives, notice of termination of any Securities Lending Agreement.

15.

Standard of Care; Indemnification.

(a) Subject to the requirements of applicable law, Lender’s Agent shall not be liable for any loss or damage, including counsel fees and court costs, incurred by Lender under this Agreement or any provision of this Agreement, including, without limitation any Loan or the investment of any Collateral, unless the loss or damage arises out of Lender’s Agent’s own negligence, willful misfeasance or breach of fiduciary duty; provided further, however, Lender’s Agent shall not in any event, be liable for losses, costs, expenses or liabilities caused by or resulting from the acts or omissions, negligence, willful misfeasance or breach of fiduciary duty of Lender or of any agent or third party custodian of Lender, and Lender shall not be responsible for any special, punitive, indirect or consequential damages, whether or not Lender has been apprised of the likelihood of such damages  Except for any liability, loss, or expense arising from or connected with Lender’s Agent’s own negligence, willful misfeasance or breach of fiduciary duty, the Lender agrees to reimburse and hold Lender’s Agent (which, for purposes of this paragraph, shall include Lender’s Agent’s officers, directors, partners, managers, employees and agents)  harmless from and against any claims, liabilities, losses and expenses, including counsel fees and expenses and court costs, incurred, suffered or sustained by Lender arising, directly or indirectly, in connection with this Agreement or any loan of securities under this Agreement(including, without limitation, the reversal of earnings paid to Lender with respect to a Loan if the securities are sold by Lender and any applicable corporate action entitlements are owed to the purchaser), or arising directly or indirectly from or connected with claims of any third parties, including any Borrower, or from and against all taxes and other governmental charges. Without limiting the generality of the foregoing, Lender agrees: (i) that Lender’s Agent shall not be responsible for any statements, representations or warranties which any Borrower makes in connection with any Loans hereunder, or for the performance by any Borrower of the terms of any Loan, or any agreement related thereto, except as otherwise expressly provided in this Agreement and (ii) that Lender’s Agent shall be fully protected in acting in accordance with the oral or written instructions of any person believed by Lender’s Agent to be authorized to execute this Agreement on behalf of the Lender. This indemnity shall survive the termination of this Agreement and any resignation or removal of  Lender Agent as agent.

(b) The Lender acknowledges that Lender’s Agent administers securities lending programs for other clients of Lender’s Agent.  Lender’s Agent will allocate securities lending opportunities among its clients, using reasonable and equitable methods established by Lender’s Agent from time to time. Lender’s Agent does not represent or warrant that any amount or percentage of securities of Lender will in fact be loaned to the Borrowers. The Lender agrees that neither it nor the entities for which it is acting as agent, if any, shall have a claim against Lender’s Agent and Lender’s Agent shall have no liability arising from, based on, or relating to, loans made for other clients of Lender’s Agent, or loan opportunities refused hereunder, whether or not Lender’s Agent has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement.

16.

Tax Treatment.  The Lender acknowledges that the Lender has made and will make its own determination as to the tax treatment of any securities loan transactions undertaken pursuant to this Agreement and of any dividends, distributions, remuneration or other funds received hereunder.

17.

Representations and Warranties.  Each party represents and warrants to each other that: (i) it has due authority to enter into and perform this Agreement and any transactions contemplated thereby; (ii) the execution, performance, and delivery of this Agreement and any transaction contemplated thereby has been duly authorized by all necessary action, corporate or otherwise, and does not and will not violate any law, regulation, charter, by-law or other instrument, restriction or provision applicable to it; and (iii) this Agreement constitutes such party’s legal, valid and binding obligation enforceable in accordance with its terms.  In addition, the Lender represents that:  (a) any Loan authorized hereunder and the performance of this Agreement in respect of such Loan is authorized by the prospectus and other constitutive documents of the Lender (including any limits as to the aggregate amount of authorized lending under such documents); (b) as to any securities lent at any time and from time to time on behalf of the Lender, the Lender shall be the owner thereof with clear title thereto and no lien, charge or encumbrance upon such securities shall exist; (c) it is not a plan subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and agrees to promptly notify the Agent if this representation shall cease to be true at any time during the term of this Agreement; and (d) the reinvestment of cash Collateral in each Permitted Investment is consistent with the Lender’s investment policy and guidelines.

18.

Force Majeure.  Lender’s Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of, or caused directly or indirectly by, circumstances beyond its control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service, accidents, labor disputes, acts of civil or military authority, governmental actions, or inability to obtain labor, material, equipment or transportation.  Without limiting the foregoing, Lender’s Agent shall not be responsible for economic, political or investment risks incurred through the Lender’s participation in this securities lending program.

19. Reliance on Lender Communications.  Lender’s Agent shall be entitled to conclusively rely upon any certification, notice or other communication (including by telephone (if promptly confirmed in writing), telex, facsimile, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of Lender by the person sending such certification, notice or other communication.

20. Notices.  All notices, demands and other communications hereunder shall be in writing and delivered or transmitted (as the case may be) by registered or certified  mail, postage prepaid, facsimile, telex, or overnight courier (delivery charge prepaid), or be effected by telephone promptly confirmed in writing and delivered or transmitted as aforesaid, to the intended recipient in accordance with Annex D attached hereto.  Notices shall be effective upon receipt if sent by confirmed facsile or telex, on the next business day of sent by overnight courier, and the third business day after mailing if sent by registered or certified mail.

21. Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO IN CONNECTION HEREWITH.

22.

Amendments.  This Agreement may be amended only pursuant to a written agreement executed by both parties hereto. This Agreement supersedes any other agreement between the parties hereto concerning loans of securities owned by the Lender and constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.  This Agreement shall not be assigned by any party without the prior written consent of the other parties.  This Agreement may be executed in several counterparts each of which shall be an original and all of which shall constitute one and the same.

23.

Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Ohio, without giving effect to the conflict of laws provisions thereof.

24. SIPC Coverage.  THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE LENDER WITH RESPECT TO ANY SECURITIES LOAN TRANSACTION AND, THEREFORE, THE COLLATERAL DELIVERED BY AN APPROVED BORROWER TO THE LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE OBLIGATION OF THE APPROVED BORROWER IN THE EVENT THAT THE APPROVED BORROWER (OR ITS AGENT) FAILS TO RETURN THE SECURITIES.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

LENDER:

Catalyst Funds

By_/s/ Jerry Szilagyi

LENDER’S AGENT:

Huntington National Bank, in its

individual capacity as Lender’s Agent

By_____/s/ Dan Luke____

______

Annex A

Borrowers

Morgan Stanley & Co. Incorporated and MS Securities Services Inc.

Annex B

Cash Collateral

•

31607A109 FNSXX FIDELITY INSTITUTIONAL MONEY MARKET PORTFOLIO

Annex C

Lender’s Agent Compensation

•

20% of monthly gross revenue received from Morgan Stanley

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Annex D

Notices

If to Lender:

Jerry Szilagyi

Catalyst Funds

5 Abbington Drive

Lloyd Harbor, NY 11743

631-549-5995 (fax)

With a copy to:

Dave Ganley

Catalyst Funds

630 Fitzwatertown Road

Building A, 2nd Floor

Willow Grove, PA 19090

If to Lender’s Agent:

Dan Luke

Huntington National Bank

7 Easton Oval EA$E70

Columbus, OH 43219

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Appendix A

Lender Affiliates

Catalyst Value Fund

Catalyst Strategic Value Fund

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